Exhibit 1.2

MSC INDUSTRIAL DIRECT CO., INC.

(a New York corporation)

243,786 Shares of Class A Common Stock

PURCHASE AGREEMENT

Dated:  August 2, 2004

MSC INDUSTRIAL DIRECT CO., INC.

(a New York corporation)

243,786 Shares of Class A Common Stock

(Par Value $.001 Per Share)

PURCHASE AGREEMENT

August 2, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), Sid Tool Co. Inc., a New York corporation, and the persons and entities listed in Schedule A hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Underwriter”) with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of 243,786 shares of Class A Common Stock, par value $.001 per share, of the Company (“Class A Common Stock”) set forth in Schedule A hereto.  The aforesaid 243,786 shares of Class A Common Stock to be purchased by the Underwriter are hereinafter called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (No. 333-46273), as amended by any post-effective amendments thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses and any supplements thereto.  Such registration statement became effective automatically upon filing.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), including all documents incorporated or deemed incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the 1933 Act (the “Rule 430A Information”), is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The Company has prepared and filed with the Commission a preliminary prospectus supplement relating to the Securities.  Such preliminary prospectus, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated or deemed incorporated therein by reference, is herein called the

“preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations.  Such final prospectus supplement, together with the prospectus included in the Registration Statement at the time it became effective and any amendments thereto, including the documents incorporated by reference therein, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-8 and Form S-3 under the 1933 Act and has complied with the requirements of Rule 415 under the 1933 Act with respect to the Registration Statement.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the

Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto and each preliminary prospectus delivered to the Underwriter for use in connection with this offering, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  No other financial statements or supporting schedules or pro forma financial statements are required to be included in the Registration Statement or the Prospectus.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C)  except for regular quarterly dividends on the Class A Common Stock and the Class B Common Stock, par value $.001 per share, of the Company (the “Class B Common Stock”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  Each subsidiary of the Company listed on Schedule C hereto (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.  The Company does not have any active subsidiaries or subsidiaries that own, lease or operate any material properties or that conduct any material business other than the Significant Subsidiaries.

(viii)                        Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheets of the Company included in the financial statements incorporated by reference in the Prospectus at the respective dates indicated on such financial statements.  The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriter from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Company’s share buyback program has been duly authorized and, at September 10, 2002, permitted the repurchase of up to 5 million shares of Class A Common Stock and since that date, there has been no increase or decrease to such authority.

(ix)                                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

(x)                                   Authorization and Description of Securities.  The Class A Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the

Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi)                                Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, violate or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such violations, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)                             Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xiii)                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)                         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xv)                            Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or violation (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)                         Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.  The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary or final prospectus, if any, permitted by the 1933 Act and approved by the Underwriter.

(xvii)                      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xviii)                   Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)                           Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)                              Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)                           Environmental Laws.  Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii)                        Tax Returns.  All federal, state, local and foreign income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except where the failure to file such returns could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The federal, state, local and foreign income tax returns of the Company and its subsidiaries through the fiscal year ended 1999 have been settled and no assessment in connection therewith has been made against the Company which has not been paid prior to the date hereof except for such assessments, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that could not reasonably be expected to result in a Material Adverse Effect.

(xxiii)                     Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts, containing such deductibles and covering such risks as is reasonably appropriate for their businesses, except where the failure to do so could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxiv)                    Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(xxv)                       Suppliers.  No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or any of its subsidiaries or, to our knowledge, has been unable to secure the necessary supply of raw materials, adequately finance the production of goods ordered or maintain sufficient manufacturing and shipping capacity, other than in the normal and ordinary course of business consistent with past practices, which cessation could not reasonably be expected to result in a Material Adverse Effect.

(xxvi)                    Accounting Controls.  The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(xxvii)                 Disclosure Controls.  The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxviii)              Registration Rights or Other Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

There are no persons with preemptive rights or other similar rights to any securities of the Company or any of its subsidiaries in connection with the offering contemplated by this Agreement.

(xxix)                      ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, except for such noncompliance that will not result in a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” which is subject to the reportable event requirements of ERISA and which is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” which is subject to Section 412 of the Code or Section 302 of ERISA and which is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which would cause any such plan not to be qualified under Section 401(a) of the Code and result in any material liability.

(xxx)                         Off Balance Sheet Transactions.  There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(xxxi)                      Brokers.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(b)                                 Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally and not jointly represents and warrants to the Underwriter and the Company as of the date hereof and as of the Closing Time, and agrees with the Underwriter and the Company, as follows:

(i)                                     Accurate Disclosure.  Such Selling Shareholder confirms as accurate and correct the number of shares of Class A Common Stock and Class B Common Stock set forth opposite such Selling Shareholder’s name, and all information disclosed in the footnotes, in the preliminary prospectus and the Prospectus under the caption “Selling Shareholders” (both prior to and after giving effect to the sale of the Securities).

(ii)                                  Authorization of this Agreement.  Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

(iii)                               Authorization of Custody Agreement.  Such Selling Shareholder has the full right, power and authority to enter into a Custody Agreement in a form satisfactory to the Underwriter (the “Custody Agreement”).  At the Closing Time, the Custody Agreement will have been duly authorized, executed and delivered by such Selling Shareholder and will be the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.  Upon the execution of the Custody Agreement, American Stock Transfer & Trust Company (the “Custodian”) will be authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor.

(iv)                              Noncontravention.  The execution and delivery of this Agreement and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of his properties.  Such Selling Shareholder has no registration rights with respect to the Registration Statement.

(v)                                 Certificates Suitable for Transfer.  Prior to the Closing Time, the Securities to be sold by such Selling Shareholder pursuant to this Agreement will be certificated securities in registered form and will not be held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).  Prior to the Closing Time, certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will have been placed in custody with the Custodian (in the form of shares of Class A Common Stock) with irrevocable conditional instructions to deliver such Securities (in the form of Class A Common Stock) to the Underwriter pursuant to this Agreement.

(vi)                              Valid Title.  Such Selling Shareholder has valid title to the shares of Class A Common Stock, or a valid security entitlement in respect of such shares, to be deposited with the Custodian and such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such securities.

(vii)                           Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has “notice” of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement.

(viii)                        Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.  Such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities.

(ix)                                Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of his obligations hereunder or in the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(x)                                   Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, such Selling Shareholder will comply with the terms of a lock-up letter substantially in the form attached hereto as Exhibit C.

(xi)                                No Association with NASD.  Neither such Selling Shareholder nor any of his affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriter; Closing.

(a)                                  Sale of the Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

(b)                                 Payment.  Payment of the purchase price for and delivery of the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to each Selling Shareholder’s Custody Agreement against delivery to the Underwriter for the account of the Underwriter of certificates for  the Securities to be purchased by them.

(c)                                  Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.  Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective, to the preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)                                    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Listing.  The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(i)                                     Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Class A Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referenced in the Prospectus, (C) any shares of Class A Common Stock issued or options to purchase Class A Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan or (E) any shares of Class A Common Stock sold by certain members of management of the Company, or any options exercised for Class A Common Stock by such members of management in connection with such sale, pursuant to the following registration statements on Form S-8:  Registration Statement (No. 333-84124), Registration Statement (No. 333-46273) and Registration Statement (No. 339-03256).

(j)                                     Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.  Payment of Expenses.

(a)                                  Expenses.  The Selling Shareholders, joint and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and lodging expenses of officers of the Company and any such consultants, (it being understood that the Underwriter shall pay the costs of any aircraft and other transportation chartered in connection with the road show as well as travel and lodging expenses for the Underwriter), (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities.

(b)                                 Expenses of the Selling Shareholder(s).  The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof, the Selling Shareholders shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d)                                 Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.  Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)                                 Opinion of Counsel for Company.  At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Katten Muchin Zavis Rosenman, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c)                                  Opinion of Counsel for the Selling Shareholders.  At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Katten Muchin Zavis Rosenman, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(d)                                 Opinion of Counsel for Underwriter.  At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, with respect to matters to be agreed upon.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)                                    Certificate of Selling Shareholders.  At Closing Time, the Underwriter shall have received a certificate of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)                                     Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)                                     Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(k)                                  Custody Agreement.  The Custody Agreement shall have been duly authorized, executed and delivered by each Selling Shareholder.

(l)                                     Additional Documents.  At Closing Time, counsel for the Underwriter shall have been furnished with such certificates, information, documents and opinions as they may require (including, but not limited to, a certificate of the secretary of the Company and a certificate of the chief financial or chief accounting officer of the Company with respect to certain financial information of the Company and its consolidated subsidiaries included in the Prospectus) for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m)                               Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification of Underwriter.  The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the liability of any Selling Shareholder under this Section shall be limited to an amount not exceeding the proceeds received by such Selling Shareholder from the sale of Securities hereunder (after deducting the underwriting discount and expenses).  Notwithstanding the foregoing, the liability of any Selling Shareholder under this Section shall be limited to information furnished in writing by such Selling Shareholder to the Company or the Underwriter expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus.

(b)                                 Indemnification of Company, Directors and Officers and Selling Shareholders.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or

Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the sale of the Securities hereunder (after deducting the underwriting discount and expenses).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.  The Selling Shareholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate number of Securities sold by Selling Shareholders pursuant to this Agreement.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by one or more of the Selling Shareholders.  If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriter may, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 10, the Underwriter, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Michael Santini, with a copy to Valerie Ford Jacob at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004; notices to the Company shall be directed to it at 75 Maxess Road, Melville, New York 11747, attention of Shelley Boxer, with a copy to Eric Lerner at Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022; and notices to the Selling Shareholders shall be directed to Eric Lerner at Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022.

SECTION 13.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

MSC INDUSTRIAL DIRECT CO., INC

		By	/s/ Charles Boehlke
Title: Executive Vice President and Chief Financial Officer

SID TOOL CO., INC.

		By	/s/ Charles Boehlke
Title: Executive Vice President and Chief Financial Officer

CHARLES BOEHLKE

		By	/s/ Charles Boehlke

JAMES SCHROEDER

		By	/s/ James Schroeder

SHELLEY BOXER

		By	/s/ Shelley Boxer

THOMAS ECCLESTON

		By	/s/ Thomas Eccleston

THOMAS COX

		By	/s/ Thomas Cox

ROSS ANKER

		By	/s/ Ross Anker

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Brooks Schaden
Authorized Signatory

SCHEDULE A

Number of Securities to be Sold

Charles Boehlke	19,880

James Schroeder	159,677

Shelley Boxer	23,953

Thomas Eccleston	6,375

Thomas Cox	10,000

Ross Anker	23,902

Total	243,786

Sch A-1

SCHEDULE B

MSC INDUSTRIAL DIRECT CO. INC.
243,786 Shares of Common Stock
(Par Value $.001 Per Share)

1.             The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $31.00.

2.             The purchase price per share for the Securities to be paid by the Underwriter shall be $30.94, being an amount equal to the initial public offering price set forth above less $.06 per share.

Sch B-1

SCHEDULE C

List of Significant Subsidiaries

Sid Tool Co., Inc.

Sch C-1

SCHEDULE D

List of persons and entities
subject to lock-up

Mitchell Jacobson

David Sandler

Charles Boehlke

Roger Fradin

Denis Kelly

Raymond Langton

Philip Peller

James Schroeder

Shelley Boxer

Thomas Eccleston

Thomas Cox

Ross Anker

Marjorie Gershwind

Trust Under Trust Agreement Dated January 31, 1994

Platinum Investment Management, L.L.C.

The Jacobson Family Foundation

Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust

Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust

The Gershwind Family Foundation

GF-MSC, L.L.C.

Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust

Sch D-1

Exhibit C

Form of Lock-up for Directors and Executive Officers

Dear Sirs:

The undersigned, [a stockholder and] an officer and/or director of MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, Sid Tool Co., Inc., a New York corporation, and the Selling Shareholders (as such term is defined in the Purchase Agreement) providing for the public offering of shares (the “Securities”) of the Company’s Class A common stock, par value $.001 per share (the “Class A Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a [stockholder and] an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any shares of the Company’s Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock or other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to the sale of 23,902 shares of Class A Common Stock pursuant to a Registration Statement (Registration No. 333-46273) on Form S-8, as amended, and the sale of 24,000 shares of Class A Common Stock pursuant to a Registration Statement (Registration No. 333-84124) on Form S-8, as amended, during the aforementioned 90 day period.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) pursuant to the laws of descent and distribution, provided that the distributee or heir agrees to be bound in writing by the restrictions set forth herein or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

C-1